Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Marc Brailov

MicroStrategy Incorporated

(703) 770-1670

(mbrailov@microstrategy.com)

MicroStrategy Files Patent Infringement Suit

Against Crystal Decisions

McLEAN, Va., December 10, 2003 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of business intelligence software, today announced that it has filed a patent infringement lawsuit against Crystal Decisions, Inc. in the United States District Court for the District of Delaware.

MicroStrategy’s lawsuit alleges that Crystal Decisions willfully infringes three patents issued to MicroStrategy relating to: (i) asynchronous control of report generation using a web browser (United States Patent No. 6,279,033); (ii) management of an automatic OLAP report broadcast system (United States Patent No. 6,567,796); and (iii) providing business intelligence web content with reduced client-side processing (United States Patent No. 6,658,432). MicroStrategy’s lawsuit seeks treble damages for Crystal’s unauthorized use of MicroStrategy’s patented technology, attorneys’ fees, and an injunction preventing Crystal from making, using, or selling the accused products, including Crystal Enterprise™, Crystal Reports®, Crystal Analysis®, and Crystal Applications™.

“MicroStrategy invests millions of dollars each year in research and development to create new, patented inventions that provide substantial value to our customers,” said Jonathan F. Klein, MicroStrategy’s Vice President, Law & General Counsel. “Those inventions and the intellectual property behind them are the cornerstone of our business. Like any other valuable asset, MicroStrategy has a responsibility to its shareholders to protect the value of its intellectual property.”

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a worldwide leader in the increasingly critical business intelligence software market. Leading Fortune 2000 companies are integrating MicroStrategy’s industrial-strength software into virtually all facets of their businesses. The MicroStrategy Business Intelligence Platform™ distills vast amounts of data into vital, probing insight to help drive cost-efficiency, productivity, customer relations and revenue-generation. MicroStrategy offers exceptional capabilities — excellent scalability, powerful analytics, user-friendly query and reporting features and an outstanding, easy-to-use Web interface. Top companies are using MicroStrategy to cost-effectively harness large, multi-terabyte databases; empower thousands of employees at all operational levels; and extend the benefits of business intelligence enterprise-wide and beyond to customers, partners and suppliers.

MicroStrategy has over 2,300 enterprise-class customers, including General Motors, Best Buy, Lowe’s Home Improvement Warehouse, Yahoo!, Visa International, Wells Fargo, Telecom Italia, AT&T Wireless Group and Aventis. MicroStrategy also has relationships with over 500 systems integrators and application development and platform partners, including IBM, PeopleSoft, Sun and Hewlett-Packard. MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information or to purchase or demo MicroStrategy’s software, visit MicroStrategy’s Web site at http://www.microstrategy.com.

MicroStrategy, MicroStrategy 7, MicroStrategy Business Intelligence Platform, and MicroStrategy 7i are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including its estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7i software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.